DISTRIBUTION FEE AGREEMENT

FOR

ROYCE CAPITAL FUND - MICRO-CAP PORTFOLIO

(ADVISOR CLASS)

        Royce Capital Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made February __, 2006 by and between the parties hereto, RFS shall receive, for and from the assets of the Advisor Class of Royce Capital Fund - Micro-Cap Portfolio, a series of the Trust ("Advisor Class"), a fee, payable monthly, equal to .25% per annum of the Advisor Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the __ day of February, 2006.

ROYCE CAPITAL FUND

_____________________________
John D. Diederich
Vice President

ROYCE FUND SERVICES, INC.

_____________________________
John D. Diederich
President

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE CAPITAL FUND - SMALL-CAP PORTFOLIO

(ADVISOR CLASS)

        Royce Capital Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made February __, 2006 by and between the parties hereto, RFS shall receive, for and from the assets of the Advisor Class of Royce Capital Fund - Small-Cap Portfolio, a series of the Trust ("Advisor Class"), a fee, payable monthly, equal to .25% per annum of the Advisor Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the __ day of February, 2006.

ROYCE CAPITAL FUND

_____________________________
John D. Diederich
Vice President

ROYCE FUND SERVICES, INC.

_____________________________
John D. Diederich
President